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                                                                    Exhibit 10.5
                           CCAi EMPLOYMENT AGREEMENT

This CCAi Employment Agreement is made as of April 23, 1998, by and between Conley, Canitano & Assoc., Inc., an Ohio Corporation ("CCAi"), and Paul A. Farmer (hereinafter "You" or "Employee").

CCAi is engaged in the general business of providing computer software consulting services, including highly specialized services in connection with software systems currently being marketed by SAP America, Inc., and SAP AG ("SAP") and Employee desires to be hired by and become an employee of CCAi. Accordingly, CCAi and Employee agree as follows:

1.      EMPLOYEE'S DUTIES

You agree to devote your full time to the business and affairs of CCAi and to use Your best efforts to promote and enhance CCAi's interests in performing Your job as described in the attached "Employee's Job Description". CCAi reserves the right to amend, modify, supplement or revise the nature and scope of those duties, obligations and responsibilities from time to time.

2.      EMPLOYEE COMPENSATION

CCAi agrees that, in consideration of Your rendering services to CCAi according to this Employment Agreement, You shall receive the compensation and benefits described in the attached "Schedule of Employee's Compensation and Benefits". CCAi reserves the right to amend, modify, supplement or otherwise revise the compensation and benefits from time to time.

3.      ACKNOWLEDGMENT OF CCAi's TRADE SECRETS

You acknowledge and agree that in the performance of Your employment duties, You will be brought into frequent contact, either in person, by telephone or through the mails, with CCAi's existing and potential customers. You also agree that CCAi's trade secrets and confidential information that you gain during Your association with CCAi, have been developed by CCAi through substantial expenditures of time, effort and money and constitute CCAi's valuable and unique property. You further understand and agree that this makes it necessary for the protection of CCAi's business that You not compete with CCAi during Your employment and not compete with CCAi for a reasonable period thereafter, as further provided in the following Paragraphs.

4.      LIMITED GEOGRAPHIC AND CUSTOMER BASED NON-COMPETITION

For a period of one (1) year following the termination of Your employment, if You are terminated for Cause or leave the employment of CCAi on your own, You will not, without the prior written consent of CCAi:

        (a) enter into or engage in any business which competes with CCAi's protected business within the Restricted Territory (as defined below); or

        (b) solicit customers, sources of referrals for customers, business, patronage, orders for, or sell any products or services in competition with, or for any business that competes with, CCAi's protected business in the Restricted Territory; or

        (c) divert, entice or otherwise take away any customers and/or sources of referrals for

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        customers, business, patronage or orders of CCAi within the Restricted
        Territory, or attempt to do so; or

        (d) promote or assist (financially or otherwise) any person, firm, association, partnership, corporation or other entity engaged in any business which competes with CCAi's protected business within the Restricted Territory,

        (e) for the purposes of this Paragraph 4, CCAi's protected business is defined to be the provision of software consulting services in connection with software systems marketed by SAP;

        (f) for the purposes of this Paragraph 4, the Restricted Territory shall be defined as and limited to a 50 mile radius from the Cleveland office of CCAi or any additional "significant offices" of CCAi existing on the date of termination of Your employment and all of the specific customer accounts, for which you performed services on behalf of CCAi within the 12 month period immediately preceding termination. For purposes of this Agreement, a "significant office" shall mean an office of CCAi which has been in existence for at least six months and employs a human resources representative, an account executive and an administrative support person.

        (g) for purposes of this Paragraph 4, CCAi shall only be deemed to have provided written consent upon delivery to You of a specific authorization signed on behalf of CCAi which specifies the type of activity to which CCAi consents.

5.      NON-COMPETITION PERIOD EXTENDED AS A RESULT OF VIOLATIONS

If a court determines that You have violated any of Your obligations under Paragraph 4, then the period applicable to each obligation that You are determined to have violated will automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

6.      SOLICITATION OF OTHER CCAi EMPLOYEES PROHIBITED

You agree not to directly or indirectly at any time solicit or induce or attempt to solicit or induce any employee(s) or any sales representative(s), agent(s) or consultant(s) of CCAi to terminate their employment, representation or other association with CCAi.

7.      CCAi'S CONFIDENTIAL INFORMATION

        (a) You agree that both during and after Your employment with CCAi, You will keep in strict confidence, and not, directly or indirectly, disclose, furnish, disseminate, make available or (except in the course of performing Your employment duties) use any of CCAi's trade secrets or confidential business and technical information or those of its customers or vendors. You understand that this obligation is not limited by when or how You may have acquired such information.

        (b) Such confidential information shall include, without limitation, CCAi's unique selling methods and trade techniques, training, marketing and selling manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, referral lists, other customer and referral information and other business information.
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        (c) You specifically acknowledge that all such confidential information, whether or not reduced to writing or maintained on any form of electronic media, and whether compiled by CCAi and/or by You, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use. You further acknowledge CCAi has made reasonable efforts to maintain the secrecy of such information and that such information is CCAi's sole property. You also acknowledge and agree that any retention and use of such information by You during Your employment with CCAi (except in the course of performing Your duties and obligations hereunder) or after the termination of Your employment will constitute a misappropriation of CCAi's trade secrets.

8.      INVENTIONS AND COPYRIGHTS

        (a) Employee hereby assigns and agrees to assign to CCAi, its successors, assigns or nominees, all of his or her rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by Employee while in CCAi's employ, whether in the course of his or her employment with the use of CCAi's time, material or facilities or that is in any way within or related to the existing or contemplated scope of CCAi's business, unless Employee obtains a written consent from CCAi that any discovery, invention, or improvement shall remain the property of Employee. Any discovery, invention or improvement relating to any subject matter with which CCAi was concerned during Your employment and made, conceived or suggested by You, either solely or jointly with others, within one(1) year following termination of Your employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of CCAi's time, materials or facilities, unless Employee obtains a written consent from CCAi that any discovery, invention or improvement shall remain the property of Employee. Upon request by CCAi with respect to any such discoveries, inventions or improvements, You will execute and deliver to CCAi, at any time during or after Your employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as CCAi may desire, and all proper assignments therefor, when so requested, at the expense of CCAi, but without further or additional consideration.

        (b) Employee acknowledges that to the extent permitted by law, all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, "items"), including, without limitation, any and all such items generated and maintained on any form of electronic media, generated by Employee during his or her employment with CCAi shall be considered a "work made for hire" and that ownership of any and all copyrights in any and all such items shall belong to CCAi.

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9.      RETURN OF CCAi PROPERTY

You agree that upon termination of Your employment with CCAi, for any reason, You will return to CCAi, in good condition, all of CCAi's materials (including without limitation, the originals and all copies) that contain, reflect, summarize, describe, analyze, refer to or re!ate to any items of information listed in paragraph 7(b) of this Agreement. In the event that such items are not so returned, CCAi will have the right to charge You for all reasonable damages, costs, attorneys' fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

10.     OBLIGATION TO NOTIFY FUTURE EMPLOYER OF THIS AGREEMENT

During Your employment and for one (1) year thereafter, You agree to communicate the contents of this Agreement to any person, firm, association, partnership, corporation or other entity by which You intend to be employed, associated with, or represent and which is engaged in a business that is competitive to CCAi's business.

11.     INADEQUATE REMEDY AT LAW

You acknowledge and agree that the remedy at law available to CCAi for breach of any of Your obligations under this Agreement would be inadequate. You therefore agree that, in addition to any other rights or remedies that CCAi may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in Paragraphs 3, 4, 6, 7, 8, and 9, inclusive, of this Agreement, without the necessity of proof of actual damage.

12.     REASONABLENESS AND CONSIDERATION

You acknowledge that Your obligations under this Agreement are reasonable in the context of the nature of CCAi's business and the competitive injuries likely to be sustained by CCAi if You violate such obligations. You further acknowledge that this Agreement is made in consideration of, and is adequately supported by CCAi's agreement to employ, or to continue to employ You, or to grant additional compensation or benefits to You, as the case may be, which You acknowledge constitutes new and/or good, valuable and sufficient consideration.

13.     TERMINATION

        (a) You may terminate this Agreement at any time, but, if you are actively engaged on a client assignment You agree to provide thirty days notice to CCAi, before the last day of employment, unless otherwise mutually agreed.

        (b) CCAi will have the right to terminate Your employment at any time, for any reason, with or without cause. In the event CCAi terminates Your employment, then CCAi will pay You such amounts, if any, required by CCAi's severance policy, if any, applicable to You, less any amounts owed by you to CCAi. However, You hereby waive Your rights to such payment if: You voluntarily terminate your employment or are terminated for "cause". "Cause" shall mean: (i) misappropriating any funds or property of CCAi, committing fraud or embezzlement or engaging in any criminal or illegal activity have a material adverse effect on CCAi (ii) except for


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        providing services to CCAi in exchange for compensation in accordance with the terms of this Agreement, attempting to obtain material personal gain, profit or enrichment at the expense of CCAi or from any transaction in which the Employee has an interest which is known by the Employee to be adverse to the interest of CCAi; (iii) being convicted of a felony; (iv) committing any material breach of this Agreement with CCAi; provided such breach continues for a period of 30 days after CCAi shall have notified the Employee in writing of such breach; (v) performing or committing any act intended by Employee to cause a material adverse effect on CCAi, including, without limitation, acts of sexual harassment, provided such act continues unremedied for a period of 30 days after CCAi shall have notified the Employee in writing of such act; or (vi) non-performance of Employee's job responsibilities, provided such nonperformance continues unremedied for a period of 30 days after CCAi shall have notified Employee in writing of such act.

        (c) This Agreement shall continue in effect until terminated as provided in this Paragraph. Notwithstanding any such termination, any covenant or provision of this Agreement which is contemplated to extend beyond the termination of this Agreement or of Employee's employment hereunder shall survive any such termination, as further provided in Paragraph 17.

14.     MODIFICATIONS TO BE IN WRITING

No modification, waiver, amendment or addition to any of the terms of this Agreement shall be effective unless set forth in a writing signed by You and CCAi. CCAi's failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of CCAi's right thereafter to enforce each and every provision hereof.

15.     ASSIGNMENT

This Agreement is not assignable by either party without the prior written consent of the other, except that CCAi may assign it to any assignee of or successor to substantially all of the business or assets of CCAi or any direct or indirect subsidiary thereof.

16.     SUPERSEDES PRIOR AGREEMENTS

This Agreement supersedes all previous agreements, written or oral, between Employee and the Company or its predecessors.

17.     SEVERABILITY

All provisions, terms, conditions, paragraphs, agreements and covenants ("Provisions") contained in this Agreement are severable and, in the event any one of them shall be held to be invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provisions. This and all other Provisions of this Agreement shall be and remain applicable as provided herein, irrespective of any termination of Your employment hereunder, whether by You or by CCAi, voluntary or involuntary, or for cause or without cause, and irrespective of any other termination or expiration of this or any other written or oral agreement or arrangement (or any extensions thereof) with CCAi.

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18.     OHIO LAW

This Agreement shall become effective as of the date set forth above and shall be governed by, and construed in accordance with, the internal substantive laws of the State of Ohio. You agree that the state and federal courts located in the State of Ohio will have jurisdiction in any action, suit or proceeding against You based on or arising out of this Agreement and You hereby: (a) submit to the personal jurisdiction of such courts; (b) consent to service of process in connection with any action, suit or proceeding against You; and (c) waive any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

19.     TITLES

The titles and headings used herein are solely for organizational purposes and are not intended to have any substantive meaning.

You agree and represent that, prior to signing this Agreement, You have read, fully understand and voluntarily agree to the terms and conditions as stated above.

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IN WITNESS WHEREOF, employee, having read and fully understood each of the foregoing provisions, and CCAi, hereto have executed this Employment Agreement as of the month, day and year first written above.





                                   EMPLOYEE:

                                   /s/ Paul A. Farmer
                                   ------------------------------------
                                   Paul A. Farmer


                                   CCAi:
                                   Accepted For
                                   Conley, Canitano & Assoc., Inc.
                                   at Cleveland, Ohio



                                   by:  /s/ Karen M. Conley
                                      ---------------------------------
                                        Karen M. Conley
                                        Executive Vice-President

                                   and: /s/ Annette M. Canitano
                                       ---------------------------------
                                        Annette M. Canitano
                                        Executive Vice-President